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                                                                     EXHIBIT 1.3

                                 [crescent logo]

                         CRESCENT FINANCIAL CORPORATION

                             SUBSCRIPTION AGREEMENT
                             ----------------------

Subject to the terms of the subscription offering described in the Crescent Financial Corporation prospectus dated ______, 2002, I hereby subscribe for the number of shares of common stock of Crescent Financial Corporation, a North Carolina corporation ("Crescent"), set forth below at a purchase price of $9.25 per share. Enclosed with this Subscription Agreement is my check or money order made payable to "Crescent Financial Corporation" evidencing $9.25 for each share subscribed for, which funds are to be held in escrow as described in the prospectus.

I understand that my subscription is conditioned upon acceptance by Crescent. I further understand that Crescent, in its sole discretion, may reject my subscription in whole or in part and may allot to me fewer shares than I have subscribed for. In the event the subscription offering is terminated, funds paid under this Subscription Agreement will be returned to me with no interest earned.

I certify that I have received the prospectus and that I am relying on no representations other than those set forth in the prospectus. I understand that when this Subscription Agreement is executed and delivered, it is irrevocable and binding upon me. I further understand and agree that my right to purchase shares hereunder may not be assigned or transferred to any third party without the express written consent of Crescent.

-------------------------------             ------------------------------------
Signature *                                 Additional Signature
                                            (if required)
Date  _________________________


* If joint tenancy, tenancy-by-the-entirety or tenants in common is desired, both names and signatures are required; if a corporation, this Agreement must be executed by its president; if a trust, by all trustees; if by a partnership, by any general partner.

                        Please complete the reverse side.

Accepted by:
CRESCENT FINANCIAL CORPORATION

By:      __________________________________
         Name:    _________________________      Date:  ________________________
         Title:  __________________________



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                         CRESCENT FINANCIAL CORPORATION

                             STOCK REGISTRATION FORM
                             -----------------------

                                 (Please Print)

Number of Shares Subscribed:  ________________________________________________

Aggregate Price Included ($9.25 per share): __________________________________


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Name(s) in which stock is to be registered

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Address (Street or Post Office Box)

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City, State and Zip Code

(_____)____________________________         (_____)_____________________________
Daytime Phone                               Evening Phone

-----------------------------------         ------------------------------------
Taxpayer I.D. (Social Security              Email Address
    Number)

Legal form of ownership:

|_|  Individual                             |_|  Joint Tenants with Right of Survivorship
|_|  Tenants in Common                      |_|  Uniform Transfers to Minors
|_|  Tenancy-by-the-entirety                |_|  Other:  __________________________


To subscribe for shares of common stock, mail this completed subscription agreement to the following address:

                         Crescent Financial Corporation
                         Attention: Corporate Secretary
                              1005 High House Road
                           Cary, North Carolina 27513

Any questions concerning subscriptions or the subscription offering may be directed to the above address or to __________ at (919) 460-7770.